Monaker Group, Inc. 10-Q

Exhibit 10.14

FORM OF FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT AND WARRANTS

This First Amendment to Securities Purchase Agreement and Warrants (this “Agreement”) dated January 15, 2019 and effective October 2, 2018 (the “Effective Date”), is by and between Monaker Group, Inc., a Nevada corporation (the “Company”) and [Hudson Bay Master Fund Ltd./ Sabby Volatility Warrant Master Fund, Ltd. (“Hudson”)/(“Sabby”)](the “Warrant Holder”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on September 28, 2018, the Company and certain investors, including the Warrant Holder (collectively, the “Warrant Holders”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), in connection with the sale by the Company to the Warrant Holders of an aggregate of 905,000 shares of common stock (the “Shares”) at a purchase price of $2.10 per share (the “Offering”);

WHEREAS, the Offering closed on October 2, 2018;

WHEREAS, for each share of common stock purchased by a Warrant Holder in the Offering, such Warrant Holder received from the Company a registered warrant to purchase eight-tenths of a share of common stock (the “Warrants”);

WHEREAS, the Warrants issued to the Warrant Holder were evidenced by Common Stock Purchase Warrants which have an effective date of October 2, 2018 (the “Warrant Agreements”); and

WHEREAS, the Parties desire to amend (a) the Securities Purchase Agreement, to revise the language relating to exempt issuances; and (b) the Warrant Agreements, to provide a carve-out to, and exemptions from, the anti-dilution rights set forth in Section 3(b) of the Warrant Agreements, on similar terms as are set forth in the Securities Purchase Agreement, as amended, each pursuant to the terms and conditions of this Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, $10 and other good and valuable consideration provided by the Company to the Warrant Holder, which the Warrant Holder confirms the receipt and sufficiency of, and other consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency of, the Parties hereto agree as follows:

1.

Amendment to Securities Purchase Agreement. Effective as of the Effective Date, the definition of “Exempt Issuance” in Section 1.1 of the Securities Purchase Agreement shall be amended to revise the reference to “12 month calendar period” in Section (a) thereof, to “calendar year period”.

2.

Amendment to Warrant Agreements. Effective as of the Effective Date, a new Section 3.h shall be deemed added to each of the Warrant Agreements as follows:

First Amendment Securities Purchase Agreement and Warrants

“h)

Exclusion for Exempt Issuances. The terms, conditions, anti-dilutive and other rights and requirements set forth in Section 3.b, above, shall not apply to any Exempt Issuances.”

3.

Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

4.

No Material Non-Public Information. The Company represents to the Warrant Holder that nothing herein constitutes material non-public information and the Company has disclosed all material, non-public information (if any) provided to the Warrant Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection herewith and prior to the date hereof. In addition, the Company acknowledges and agrees that no confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Warrant Holder or any of its affiliates, on the other hand, currently exist.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above to be effective as of the Effective Date.

(“Company”)

Monaker Group, Inc.

By:__________________________

Its:__________________________

Printed Name:_______________________

(“Warrant Holder”)

[Hudson Bay Master Fund Ltd./ Sabby Volatility Warrant Master Fund, Ltd.]

By:__________________________

Its:__________________________

Printed Name:_______________________

First Amendment Securities Purchase Agreement and Warrants